Exhibit 3.2

PAGE 1

        The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SYNERGY ACQUISITION CORP.”, CHANGING ITS NAME FROM “SYNERGY ACQUISITION CORP.” TO “FUSIONSTORM GLOBAL INC.”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MAY, A.D. 2011, AT 8:01 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4755407 8100 110614373
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8788332 DATE: 05-25-11

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:01 PM 05/24/2011 FILED 08:01 PM 05/24/2011 SRV 110614373 – 4755407 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Synergy Acquisition Corp.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “one” so that, as amended, said Article shall be and read as follows:

That the name of this Corporation shall be FusionStorm Global Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of May, 2011.

By:
Authorized Officer
Title:	Chairman

Name:	James L. Monroe
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